Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Mimecast Limited (the “Company”) for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Bauer, Chief Executive Officer of the Company, certify to the best of my knowledge on the date hereof, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 22, 2020	By:	/s/ Peter Bauer
Peter Bauer
Chief Executive Officer